Exhibit 3.4

FORM NO. 7a Registration No. 53439 BERMUDA CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of Seadrill Limited was delivered to the Registrar of Companies on the 3rd day of July 2018 in accordance with section 45(3) of the Companies Act 1981 (“the Act”). Given under my hand and Seal of the REGISTRAR OF COMPANIES this 5th day of july 2018 Maria Boodram For acting registrar of companies Capital prior to increase: US$ 1,000.00 Amount of increase: US$ 11,110,111.10 Present Capital: US$ 11,111,111.10